Exhibit 10.27
PROMISSORY NOTE

$7,000,000.00	October 14, 2004
     FOR VALUE RECEIVED, ADVANCED BIOSOLUTIONS, INC. (the “Borrower”) promises to pay to the order of MERCANTILE POTOMAC BANK (hereinafter referred to as the “Bank”) at its office at 702 Russell Avenue, Suite 200, Gaithersburg, Maryland 20877, or at such other place as the Bank may from time to time direct, the sum of SEVEN MILLION and No/100 Dollars ($7,000,000.00), with interest computed daily on the unpaid principal balance at the Interest Rate (as such term is hereinafter defined), and payable according to the repayment schedule set forth herein (the “Loan”).
     From and after the date hereof through and including October 14, 2009 (the “Adjustment Date”), interest shall be computed at the annual rate of interest equal to Six and Five-Eighths percent (6.625%) per annum (the “Initial Interest Rate”). Effective on the Adjustment Date, interest on the outstanding principal balance of this Note shall be computed at a fixed annual rate of interest that equals three hundred twenty (320) basis points over the yield on actively traded U.S. Government securities issues adjusted to a constant maturity of two (2) years, as published in the Federal Reserve Statistical Release H.15 (519) under the heading “U.S. Government Securities Treasury Constant Maturities 2 years” on the last business day that is one (1) week prior to the Adjustment Date, and rounded up to the nearest one-eighth of one percent (1/8 of 1%) (the “Adjusted Interest Rate”, and together with the Initial Interest Rate, the “Interest Rate”). On or before the Adjustment Date, the Bank shall provide notice to the Borrower of any change in the interest rate and any change in the monthly payments of principal and interest.
     Interest only shall be payable monthly on the 14th day of each month beginning November 14th, 2004 and shall continue on the 14th day of each month thereafter through and including October 14, 2006.
     From the 14th day of November, 2006 and continuing on the 14th day of each and every month thereafter, through and including October 14, 2009, equal monthly payments of principal and interest in the amount of Sixty-One Thousand Eight Hundred Thirty-Four and 87/100 Dollars ($61,834.87) (based upon a 15 year amortization) shall be due and payable.
     From the 14th day of November, 2009 and continuing on the 14th day of each and every month thereafter until the Maturity Date (hereinafter defined), principal and interest payments equal to an amount sufficient to repay this Note at the Adjusted Interest Rate (based upon a 12 year amortization) shall be due and payable. On October 14th, 2011, the outstanding principal balance and all accrued and unpaid interest shall be due and payable in full (the “Maturity Date”).
     The rate of interest chargeable under this Note: (1) will not exceed applicable legal limits, and in the event a payment is made by the Borrower or received by the Bank in excess of the applicable legal limits, such excess payment shall be credited as a payment of principal; and (2) shall be computed on the basis of 360-day year and charged for the actual number of days elapsed in each interest calculation period.

     In the event the Borrower fails to make a payment of principal and/or interest in fully collected funds within fifteen (15) days after such payment is due, the Borrower shall pay a late charge to the Bank. The late charge will be equal to five percent (5%) of the overdue installment.
     Upon an Event of Default (as such term is hereinafter defined) and until such Event of Default is cured or this Note is paid in full, this Note shall bear interest at a rate equal to three percent (3%) above the Interest Rate in effect on the date of such Event of Default.
     The Borrower hereby waives demand, presentment for payment, protest, and notice of dishonor, and agrees that at any time and from time to time and with or without consideration, the Bank may, without notice to or further consent of the Borrower and without in any manner releasing, lessening or affecting the obligations of the Borrower: (1) release, surrender, waive, add, substitute, settle, exchange, compromise, modify, extend or grant indulgences with respect to: (a) this Note; and (b) all or any part of any collateral or security for this Note; and (2) grant any extension or other postponements of the time of payment hereof.
     Upon five (5) business days’ written notice from the Borrower to the Bank, the Borrower may prepay the outstanding principal balance of this Note, in whole or in part, subject to the following terms and conditions:
     (1) any prepayment must include payment of all interest accrued and unpaid on the amount so prepaid as of the date of such prepayment;
     (2) partial prepayment shall not postpone the due date of any subsequent payment, nor shall it change the amount of any monthly payment otherwise required to be made under this Note, unless the Bank otherwise agrees in writing and in advance of receipt of such partial prepayment;
     (3) The Borrower shall pay to the Bank a prepayment fee to be determined as follows:
          (a) In the event that any such prepayment shall be made during the first year after the date hereof, the prepayment fee shall be equal to one-half of one percent (1/2%) of the principal amount so prepaid;
          (b) In the event that any such prepayment shall be made during the second year after the date hereof, the prepayment fee shall be equal to one quarter of one percent (1/4%) of the principal amount so prepaid.
          (c) Notwithstanding the foregoing, the Borrower shall be entitled to prepay up to the aggregate amount of One Million and No/100 Dollars ($1,000,000.00) during the first two (2) years of this Note without being subject to any prepayment fee. Furthermore, after the second anniversary of this Note, the Borrower may prepay the outstanding principal balance of this Note, in whole or in part, without being subject to any prepayment fee.

     Each of the following shall constitute a default (“Event of Default”) under this Note:
     a. A failure to make a payment of any sum when due under this Note.
     b. A failure to perform or observe any of the covenants, conditions or terms of this Note or any deed of trust, loan agreement, guaranty or any other agreement or document in connection with the Loan (collectively, the “Loan Documents”) executed by the Borrower or any person or entity who or which has guaranteed repayment of this Note or has granted a lien or security interest in any property as collateral for the repayment of this Note (individually or collectively, the “Obligor”), and the expiration of any applicable notice or cure period provided in the Loan Documents.
     Upon the occurrence of an Event of Default or failure to pay the balance hereof when otherwise due, and notwithstanding the payment of any late charges: (1) all remaining payments under this Note shall become due and payable together with interest accrued to the date of payment without notice, at the option of the Bank; (2) the Borrower shall reimburse the Bank for any reasonable expenses, costs and attorneys’ fees which the Bank may incur in connection with the collection of any monies due under this Note or in connection with the enforcement of any right under this Note or under any of the Loan Documents; (3) the Borrower hereby authorizes any attorney or Clerk of any Court of Record in Maryland or elsewhere to enter judgment by confession against the Borrower in favor of the holder of this Note for the full amount of the indebtedness due hereunder, interest and costs, including attorneys’ fees of 5% of the outstanding indebtedness due under this Note, expressly waiving summons and other process, and does further consent to the immediate execution of said judgment, expressly waiving the benefit of any homestead or other exemption laws; and (4) the Bank may exercise any or all of the other rights, powers and remedies provided for in any of the Loan Documents, or now or hereafter existing at law or in equity or by statute or otherwise.
     Each right, power and remedy of the Bank as provided for in this Note, or now or hereafter existing at law or in equity or by statute or otherwise, shall be cumulative and concurrent and shall be in addition to every other right, power or remedy, and the exercise or beginning of the exercise by the Bank of any one or more of such rights, powers or remedies shall not preclude the simultaneous or later exercise by the Bank of any or all of such other rights, powers or remedies.
     No failure or delay by the Bank to insist upon the strict performance of any term, condition or covenant of this Note, or to exercise any right, power or remedy upon a breach hereof, shall constitute a waiver of any such term, condition or covenant or of any such breach, nor shall it preclude the Bank from exercising any such right, power or remedy at any later time or times, unless in writing signed by an authorized representative of the Bank. If the Bank accepts any payment after its due date, this does not constitute a waiver of the Bank’s right to receive timely payment of all other subsequent amounts or to declare a default for the failure to make any other subsequent payment when due.

     Any payment on this Note coming due on a day on which the Bank is not open to conduct full banking business shall be due on the next succeeding business day. Each payment hereunder may be applied to pay interest, principal, late fees or costs as the Bank, in its sole discretion, may determine.
     All notices, demands, instructions and other communications required or permitted to be given to or made upon any party hereto shall be in writing, personally delivered or sent by postage prepaid first class certified mail, return receipt requested, overnight courier or by facsimile machine, and shall be deemed to be given on the day that such writing is delivered or sent by facsimile machine or one (1) business day after such notice is sent by overnight courier or three (3) business days after said notice is sent by certified mail. Unless otherwise specified in a notice sent or delivered in accordance with the foregoing provisions of this paragraph, notices, demands, instructions and other communications in writing shall be given to or made upon the respective parties hereto at their respective addresses indicated for such party below:

Bank:	Mercantile Potomac Bank
702 Russell Avenue, Suite 200
Gaithersburg, Maryland 20877
Attention: Brett W. Kaplowitz, Senior Vice President
Facsimile Number: (301) 963-7683

With Copy to:	Lerch, Early & Brewer, Chartered
3 Bethesda Metro Center, Suite 460
Bethesda, Maryland 20814
Attn: Lawrence G. Lerman, Esquire
Facsimile Number: (301) 347-1776

Borrower:	Advanced BioSolutions, Inc.
c/o Antex Biologies Inc.
300 Professional Drive
Gaithersburg, MD 20879
Attn: President
Facsimile Number: (301) 590-1252

With Copy to:	Thelen Reid & Priest LLP
701 Pennsylvania Avenue, NW, Ste 800
Washington, DC 20004
Attn: Carl A. Valenstein, Esq.
Facsimile Number: (202) 654-1836
or at such other address as the parties may have furnished to each other in writing, and shall be deemed to be given on delivery or upon mailing.
     The Borrower authorizes the Bank to disburse funds represented by this Note to the Borrower and agrees that such disbursement shall be deemed to be full and absolute consideration for the undertaking to make payment hereunder. The Borrower hereby authorizes the Bank to disclose to any subsidiary or affiliate of the Bank, to any fiduciary institution (as “fiduciary institution” is defined in Subtitle 3 of Title 1 of the Financial Institutions Article of the Annotated Code of Maryland, or any successor legislation) or to any banking institution, credit union or savings and loan association organized under the laws of any State, and hereby authorizes all subsidiaries and affiliates of the Bank, to disclose to the Bank, the financial record of the Borrower (as “financial record” is defined in Subtitle 3 of Title 1 of the Financial Institutions Article of the Annotated Code of Maryland, or any successor legislation).
     THE BORROWER AND THE BANK HEREBY VOLUNTARILY AND KNOWINGLY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, PROCEEDING, OR COUNTERCLAIM BROUGHT BY EITHER PARTY AGAINST THE OTHER ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE AND THE TRANSACTIONS CONTEMPLATED HEREIN. THE BORROWER ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE BANK THAT THE PROVISIONS OF THIS PARAGRAPH CONSTITUTE A MATERIAL INDUCEMENT UPON WHICH THE BANK HAS RELIED, IS RELYING AND WILL RELY IN MAKING THE LOAN. THE BORROWER HEREBY CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF THE BANK (INCLUDING ITS COUNSEL) HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE BANK WOULD NOT, IN THE EVENT OF LITIGATION, ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL. THE BORROWER ACKNOWLEDGES THAT IT HAS CONSULTED WITH AN ATTORNEY AND FULLY UNDERSTANDS THE LEGAL EFFECT OF THE PROVISIONS OF THIS PARAGRAPH.
     This Note shall be governed by and construed under and in accordance with the laws of the State of Maryland (but not including the choice of law rules thereof). The Borrower hereby submits to the non-exclusive jurisdiction of any State of Maryland court or Federal court sitting in the State of Maryland in any action or proceeding arising out of or relating to this Note, and hereby waives any objection it may have to the laying of venue of any such action or proceeding in any of said courts and any claim that it may have that any such action or proceeding has been brought in an inconvenient forum. A final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
     Whenever used herein, the word “Borrower” or “Bank” shall be deemed to include, as appropriate, its/his/her respective heirs, personal representatives, successors and assigns. All words used herein shall be deemed to refer to the singular, plural, masculine, feminine or neuter as the identity of the person or entity or the context may require.
[signature page follows]

     IN WITNESS WHEREOF, the Borrower has duly executed this Note under seal as of the date and year first hereinabove set forth. This instrument may be signed in multiple counterparts.

WITNESS/ATTEST:	ADVANCED BIOSOLUTIONS, INC.

/s/ Jose Ochoa	By:	/s/ Fuad El-Hibri	(SEAL)

Fuad El-Hibri, President

CONSENT OF THE GUARANTOR
The undersigned do hereby acknowledge that this Note is one of two (2) notes for which the undersigned’s guaranty is made, pursuant to the terms of those certain guaranties executed by the undersigned of even date herewith (individually and collectively, the “Guaranties”).

WITNESS/ATTEST:	BIOPORT CORPORATION

/s/ Jose Ochoa	By:	/s/ Fuad El-Hibri	(SEAL)

	Its:	CEO

/s/ Jose Ochoa	EMERGENT BIOSOLUTIONS INC.

	By:	/s/ Fuad El-Hibri	(SEAL)

	Its:	CEO

ANTEX BIOLOGICS INC.

	By:		(SEAL)

Its:

SUBSCRIBED AND SWORN TO before me this 14th day of October, 2004.

/s/ Sheila J. Glick
Notary Public
My Commission Expires: March 1, 2006

CONSENT OF THE GUARANTOR
The undersigned do hereby acknowledge that this Note is one of two (2) notes for which the undersigned’s guaranty is made, pursuant to the terms of those certain guaranties executed by the undersigned of even date herewith (individually and collectively, the “Guaranties”).

WITNESS/ATTEST:	BIOPORT CORPORATION

	By:		(SEAL)

Its:

EMERGENT BIOSOLUTIONS INC.

	By:		(SEAL)

Its:

/s/ Michael Zamaria	ANTEX BIOLOGICS INC.

	By:	/s/ Robert G. Kramer	(SEAL)

	Its:	President

     SUBSCRIBED AND SWORN TO before me this 14th day of October, 2004.

/s/ Evelyn I. Heald
Notary Public
My Commission Expires: March 1, 2007